Exhibit 10.1 TRANSITION SERVICES AGREEMENT by and among NATIONAL GRID USA SERVICE COMPANY, INC., NATIONAL GRID USA (solely with respect to Section 4.6) and THE NARRAGANSETT ELECTRIC COMPANY Dated as of May 25, 2022

TABLE OF CONTENTS

Page

ARTICLE I

TRANSITION SERVICES

Section 1.1	General Intent	1
Section 1.2	Provision and Purchase of Transition Services	2
Section 1.3	Omitted and Additional Services	2
Section 1.4	Service Standards	3
Section 1.5	Premises Access Rights	4
Section 1.6	Points of Contact	4
Section 1.7	Cooperation	4
Section 1.8	Subcontracting; Third-Party Warranties	4
Section 1.9	Third-Party Consents	5
Section 1.10	Limitation on Transition Services	6
Section 1.11	Operations Protocols	6

ARTICLE II

FEES AND EXPENSES

Section 2.1	Fees for Transition Services	6
Section 2.2	Invoicing and Payment	7
Section 2.3	Taxes	8
Section 2.4	No Right to Suspend Performance; Interest	9

ARTICLE III

TERM AND TERMINATION

Section 3.1	Duration of the Transition Services	10
Section 3.2	Effectiveness; Term	10
Section 3.3	Termination for Material Breach	11
Section 3.4	Survival	11

ARTICLE IV

CONFIDENTIALITY AND INTELLECTUAL PROPERTY; ADDITIONAL AGREEMENTS

Section 4.1	Confidentiality	11
Section 4.2	Disclosure of Confidential Information	12
Section 4.3	Ownership of Intellectual Property	12
Section 4.4	Non-Solicitation; Offers of Employment	13
Section 4.5	Security, Privacy and Data Use	13
Section 4.6	Newquay Guarantee	14

i

ii ARTICLE V LIMITATION OF LIABILITY; INDEMNIFICATION; DISCLAIMER OF WARRANTY Section 5.1 LIMITATION OF LIABILITY .............................................................................14 Section 5.2 Indemnification ......................................................................................................15 Section 5.3 Indemnification Procedures ...................................................................................15 Section 5.4 Claims ....................................................................................................................15 Section 5.5 LIMITED WARRANTY; DISCLAIMER OF WARRANTIES. ..........................15 ARTICLE VI MISCELLANEOUS Section 6.1 Force Majeure ........................................................................................................16 Section 6.2 Incorporation by Reference....................................................................................16 Section 6.3 Notices ...................................................................................................................17 Section 6.4 Successors and Assigns; No Third-Party Beneficiaries .........................................17 Section 6.5 Independent Contractors; No Relationship ............................................................18 Section 6.6 Governing Law ......................................................................................................18 Section 6.7 Dispute Resolution; Jurisdiction; Venue; Specific Performance; Waiver of Trial by Jury ...........................................................................................................18 Section 6.8 Entire Agreement ...................................................................................................19 Section 6.9 Consents; Waivers; Amendment............................................................................19 Exhibit A Transition Services Exhibit B Coordinators Exhibit C Information Security Addendum

TRANSITION SERVICES AGREEMENT This TRANSITION SERVICES AGREEMENT (including all Exhibits and any other attachments hereto, this “Agreement”), is entered into as of May 25, 2022 by and among National Grid USA Service Company, Inc., a Massachusetts corporation (“Service Provider”), The Narragansett Electric Company, a Rhode Island corporation (“Rover” and together with Service Provider, the “Parties” and each individually a “Party”), and, solely with respect to Section 4.6, National Grid USA, a Delaware corporation (“Newquay”). Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed to them in that certain Share Purchase Agreement (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Share Purchase Agreement”), dated as of March 17, 2021, by and among PPL Energy Holdings, LLC, a Delaware limited liability company (“Pluto”), Newquay, and PPL Corporation, a Pennsylvania corporation. W I T N E S S E T H: WHEREAS, pursuant to the Share Purchase Agreement, Pluto agreed, among other things, to purchase from Newquay, and Newquay agreed to sell to Pluto, one hundred percent (100%) of the outstanding shares of common stock of Rover; WHEREAS, Newquay and its Affiliates will derive a substantial benefit from the transactions contemplated by the Share Purchase Agreement; and WHEREAS, in connection with the transactions contemplated by the Share Purchase Agreement, Newquay and Pluto desire that Service Provider, an Affiliate of Newquay, provide Rover with certain transitional services as set forth in this Agreement; and WHEREAS, the Parties have agreed to enter into such transitional arrangements to be effective as of the Closing under the Share Purchase Agreement on the terms and conditions set forth in this Agreement. NOW, THEREFORE, for valid consideration, the sufficiency of which is hereby acknowledged and in consideration of the foregoing and the mutual agreements contained herein, the Parties hereby agree as follows: ARTICLE I TRANSITION SERVICES Section 1.1 General Intent. Each Party acknowledges and understands that the services provided hereunder are transitional in nature and are furnished by Service Provider solely for the purpose of facilitating the transactions contemplated by the Share Purchase Agreement and the operation of Rover and its Affiliates for a limited period of time, as set forth herein, and in furtherance thereof each Party expresses its intention to cooperate in good faith to provide information and assistance as reasonably requested by the other Party to effectuate a smooth transition. For the duration of the Transition Period (as defined in Section 3.2), to the extent not otherwise acquired by Pluto pursuant to the Share Purchase Agreement, Pluto and Rover shall have access during regular business hours and upon reasonable advance notice to such documents,

2 books and manuals as are reasonably necessary to obtain the benefit of the use of the Transition Services and to transition away from the use of the Transition Services by the end of the Transition Period. As part of each of the Transition Services, Service Provider will (a) cooperate with and use commercially reasonable efforts to assist Rover and its Affiliates in effectuating an orderly transition of each Transition Service to Pluto’s or Rover’s own internal organization or other third- party suppliers no later than the expiration of the term set forth herein applicable to such Transition Service, including by making employees of Service Provider and its Affiliates reasonably available during normal business hours for knowledge transfer to Pluto, Rover or its designee, and each Party shall otherwise reasonably cooperate with the other Party to facilitate such orderly transition, (b) transfer, or cause to be transferred, the books, records, files, information and data held, received or created by Service Provider or its Affiliates for the benefit of Pluto, Rover, or each of their Affiliates as reasonably requested by Pluto or Rover as related to the Rover Business, subject to reasonable mutually agreed transfer timetables and staging and (c) provide to Rover, subject to reasonable mutually agreed transfer timetables and staging or as otherwise more specifically set forth on Exhibit A, copies of data generated by Service Provider in providing the Transition Services that relate to Pluto’s, Rover’s or each of their Affiliates’ businesses, including its customers, products, technologies and assets, subject to any third-party confidentiality or other use restrictions (with Service Provider to use commercially reasonable efforts to communicate the applicable information to Rover in a way that would not violate such restrictions); provided, for the avoidance of doubt, that costs and expenses of Service Provider with respect to the foregoing will be charged to Rover consistent with Section 2.1. Section 1.2 Provision and Purchase of Transition Services. Subject to and upon the terms and conditions set forth in this Agreement and on Exhibit A annexed hereto, Service Provider agrees to provide, or cause to be provided, to Pluto and Rover, and Rover agrees to purchase from Service Provider, each of the services set forth on Exhibit A (collectively the “Transition Services” and separately a “Transition Service”) for the applicable service period for such Transition Service set forth on Exhibit A (as such service period may be extended in accordance with Section 3.1(a)(i)). For the avoidance of doubt, each of the Transition Services shall include all of the underlying services and tasks that are necessary for the proper performance of, or that are inherent to or necessarily part of, the provision of such Transition Service. Section 1.3 Omitted and Additional Services. (a) In the event that within twelve (12) months after the date hereof, Pluto identifies a service that Service Provider or any of its Affiliates provided to Rover in the twelve (12) months prior to the Closing, and that Pluto reasonably needs in order to continue to operate the business operations of Rover in substantially the same manner in which Rover operated prior to the Closing, and such service was not included (and not otherwise expressly excluded) in Exhibit A (each, an “Omitted Service”), then Rover may submit a written request to Service Provider to provide such Omitted Service. Upon receipt of such written request for an Omitted Service, Service Provider will, so long as Service Provider has not ceased performing services substantially similar to the Omitted Service for the benefit of itself or its Affiliates, respond in writing within ten (10) days of the written request, notifying Rover (i) whether Service Provider is able, through the use of commercially reasonable efforts, to provide such Omitted Service and (ii) the earliest date upon which Service Provider expects it can begin providing such Omitted Service through the use of commercially reasonable efforts, which date shall be within a reasonable period after

3 Rover’s request; provided that, Service Provider shall inform Rover (which may be through communication between the Coordinators) as promptly as possible if it anticipates that it will not be able to commence providing such Omitted Service within fifteen (15) days after Rover’s request and the Parties shall cooperate in good faith to attempt to expedite commencement or implement earlier partial provision of such Omitted Service. Within ten (10) days of Service Provider’s notice, the Parties shall negotiate in good faith to execute amendments to Exhibit A, as applicable, for such Omitted Service to be provided that shall set forth, among other things, (A) a description of such Omitted Service in reasonable detail, (B) the applicable service period for such Omitted Service, (C) the fees and expenses for such Omitted Service (it being agreed that the fees for such service shall be determined on a basis consistent with Article II unless otherwise mutually agreed) and (D) any additional reasonable terms and conditions specific to such Omitted Service. For clarity, each Omitted Service that Service Provider commences providing pursuant to the foregoing provisions will thereafter be deemed to be a Transition Service hereunder. (b) In the event that within twelve (12) months after the Closing, Rover requests a service that was not included (and not otherwise expressly excluded) in Exhibit A (each, an “Additional Service”), Service Provider shall consider such request in good faith and, to the extent that the Parties reach an agreement on the provision of such Additional Service, the Parties shall cooperate to amend Exhibit A, as applicable, for such Additional Service that shall set forth, among other things, (i) a description of such Additional Service in reasonable detail, (ii) the applicable service period for such Additional Service, (iii) the fees and expenses for such Additional Service (it being agreed that the charge for such service to the extent performed by Service Provider or its Affiliates for Rover in the ordinary course of business prior to the Closing shall be determined on a basis consistent with Article II unless otherwise mutually agreed) and (iv) any additional reasonable terms and conditions specific to such Additional Service. For clarity, each Additional Service that is agreed to be provided by Service Provider pursuant to the foregoing provisions thereafter will be deemed to be a Transition Service hereunder. Notwithstanding anything to the contrary herein, the provision of any Additional Services shall be subject to the receipt of any required regulatory approvals in connection therewith. Section 1.4 Service Standards. Subject to any limitations expressly set forth in Exhibit A, Service Provider shall provide and perform, or cause to be provided and performed, the Transition Services that it is required to provide under this Agreement using the same degree of care and skill as it utilizes in rendering such services for its own utility Affiliates’ operations, and in any event, in accordance with Good Utility Practice; provided that nothing in this Agreement shall require Service Provider to favor the business of Pluto or Rover over Service Provider’s own or its Affiliates’ business operations. Nothing in this Agreement shall restrict or prohibit Service Provider from, with reasonable advance notice to Rover with respect to material changes made to a Transition Service, modifying the manner in which it provides, or systems utilized in providing, any Transition Service, in order to (a) automate, update, upgrade or enhance the provision of such Transition Service or the provision of similar services to Service Provider’s Affiliates or (b) otherwise satisfy a legitimate business purpose, so long as such change does not materially adversely impact Rover’s receipt of the Transition Service. The quantity of each Transition Service to be provided shall be that which Rover may reasonably require for the operation of Rover in the ordinary course of business consistent in all material respects with the operation of Rover prior to the Closing and, in any event, in accordance with Good Utility Practice. Service Provider

4 agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Transition Services in accordance with the standards set forth in this Section 1.4. Section 1.5 Premises Access Rights. During the Transition Period, Rover shall grant to the employees, agents and authorized third-party vendors of Service Provider access to Rover’s premises and equipment as may be reasonably necessary for Service Provider to perform its obligations under this Agreement, subject to (a) Rover’s existing premises and equipment access policies and (b) Rover’s subsequently updated premises and equipment access policies of which Service Provider has been informed and given reasonable advance notice and that do not unreasonably interfere with the provision of Transition Services consistent with past practice. Section 1.6 Points of Contact. Each of Service Provider and Rover shall designate one individual to serve as principal transaction coordinator (each a “Coordinator”) with regard to this Agreement, and such Coordinators, including addresses and email addresses for notices, shall be identified on Exhibit B. Each Coordinator shall be responsible for the overall implementation of this Agreement between Service Provider and Rover, including resolution of any issues that may arise during the performance hereunder on a day-to-day basis. The Coordinators may designate by written notice to the other Party additional sub-coordinators to be primarily responsible for the implementation of this Agreement with respect to specific functional areas. To ensure overall coordination and administration of this Agreement on a consistent basis, the Coordinators and sub-coordinators shall report to each other regarding any ongoing implementation issues, including any disputes. Either Party may change its designated Coordinator or sub-coordinators upon written notice to the other Party. The Coordinators and sub- coordinators shall communicate with each other on an as-needed basis, including participating in a telephone conference regarding the Transition Services at least once a month, with specific sub- coordinators designated to meet more frequently. Section 1.7 Cooperation. Each Party will perform all of its obligations under this Agreement in good faith and reasonably cooperate with the other Party in all matters relating to the provision and receipt of the Transition Services in order to facilitate the provision and receipt of the Transition Services and effect a smooth and orderly transition of the Transition Services provided hereunder. Each Party shall provide updates to the other Party regarding the achievement of key transition milestones or any delays or expected delays with respect to transitioning any Transition Service by the expiration of the applicable service period for such Transition Service. The Parties will reasonably cooperate with each other in making information available as needed in the event of any and all internal or external audits, including regulatory audits. From time to time after the date hereof, each Party shall use reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable Requirements of Law, and execute and deliver such documents as may be required or appropriate to carry out the provisions of this Agreement and to consummate, perform and make effective the transactions contemplated hereby. Section 1.8 Subcontracting; Third-Party Warranties. (a) Subject to any limitations expressly set forth in Exhibit A, Service Provider may in its discretion provide the Transition Services either through its own resources or the resources of its Affiliates or by contracting with third-party subcontractors (each a

5 “Subcontractor”) consistent with Service Provider’s practices in rendering such services for its own utility Affiliates’ operations. Notwithstanding the foregoing, (i) such delegation or subcontracting shall not relieve Service Provider of any of its obligations under the Agreement and (ii) Service Provider shall be responsible for the actions or inactions of its Affiliates, and for the Specified Subcontractor Acts (as defined below), to the same extent it would have been responsible had Service Provider itself provided or failed to provide the applicable Transition Services (or portion thereof). Except as set forth on Exhibit A, to the extent Service Provider has during the twelve (12) months prior to the Closing provided certain services to Rover through Service Provider’s own resources or the resources of its Affiliates, Service Provider shall use commercially reasonable efforts to maintain such practice with respect to the same Transition Services, except (A) as consistent with changes in Service Provider’s practices in rendering similar services for its own utility Affiliates operations, (B) for changes to adjust for personnel that previously supported such services being hired by or transferred to Rover, Pluto or their Affiliates or (C) for changes that otherwise satisfy a legitimate business purpose, so long as such change does not materially adversely impact Rover’s receipt of the applicable Transition Service. In the event Service Provider fails to comply with the preceding sentence in contracting with a Subcontractor to provide Transition Services, Service Provider shall be responsible for the actions or inactions of such Subcontractor in providing the applicable Transition Service (or portion thereof) that Service Provider previously provided through its own resources or the resources of its Affiliates during the twelve (12) months prior to the Closing (such actions or inactions, the “Specified Subcontractor Acts”) in accordance with clause (ii) above. (b) Notwithstanding Section 1.8(a), to the extent that a Subcontractor is performing Transition Services: (i) Service Provider’s sole liability (other than with respect to Specified Subcontractor Acts) shall be to transfer or otherwise pass through to Rover the benefit of any warranties or remedies available under Services Provider’s contracts with such Subcontractor in a manner that is equitable given the value of services, goods, inventory or equipment received by Rover; and (ii) Service Provider shall negotiate such contracts with Subcontractors that perform Transition Services using the same degree of care and skill as it utilizes in negotiating similar contracts for its own utility Affiliates’ operations, and in any event, using Good Utility Practice, including with respect to the negotiation of available warranties and remedies. Section 1.9 Third-Party Consents. This Agreement shall not constitute an agreement by Service Provider to provide any Transition Service or portion thereof if the provision thereof, without the consent of a third party, would constitute a breach of a third party contract or a violation of any Requirements of Law. Service Provider shall use commercially reasonable efforts to timely obtain all third-party consents and licenses necessary to provide the Transition Services to Pluto, Rover or each of its Affiliates, with any out-of-pocket third-party consent fees (collectively, “Consent Expenses”) incurred since the date of the Share Purchase Agreement to be borne by Rover. Service Provider shall keep Rover informed of the status of such negotiations and the amount of such Consent Expenses on a reasonably current basis and shall not, without Rover’s written consent, incur Consent Expenses in excess of $100,000 individually or $1,000,000 in the aggregate in connection with obtaining any individual or series of related third-party consents or licenses. Rover shall provide assistance as Service Provider may reasonably require to obtain such third-party consents or licenses, including assistance with negotiating the terms of consents with third-party suppliers and, as Service Provider or Rover may request, being

6 responsible for negotiations with respect to any additional licenses required for Pluto, Rover or their Affiliates to use third-party software. If any such consents or licenses are not obtained, Service Provider shall cooperate with Rover and use commercially reasonable efforts to determine and implement alternative equivalent services, as necessary for the Transition Services to be provided to or obtained by Pluto, Rover or their Affiliates, and Rover shall reasonably cooperate in good faith in connection therewith. To the extent that any such consents or licenses are not obtained or alternative arrangements made by Service Provider, the Parties shall cooperate in good faith to arrange for alternative services from a third-party provider and Service Provider shall, at Rover’s request, use commercially reasonable efforts to purchase substantially similar services from a third party provider as a Transition Service (subject to Rover paying the fees and expenses for such Transition Service consistent with ARTICLE II), and shall use commercially reasonable efforts to ensure there is no material disruption to the business operations of Rover. Section 1.10 Limitation on Transition Services. In connection with the performance of the Transition Services, unless otherwise expressly required to be performed by Service Provider as set forth on Exhibit A or agreed to by the Parties as an Additional Service in accordance with Section 1.3, Service Provider shall have no obligation to (a) upgrade, enhance or otherwise modify any computer hardware, software or network environment currently used by Rover; provided that, subject to the second sentence of Section 1.4, the foregoing clause (a) shall not relieve Service Provider from its obligation to maintain its computer hardware, software or network environment in a manner, consistent with Good Utility Practice, to avoid a material degradation in Transition Services as compared to the functionality provided during the twelve (12) months prior to the Closing; (b) convert from one format to another any data of Rover for use by Rover or any other person in connection with the Transition Services or otherwise, so long as the data and electronic files are readable to Rover through commercially reasonable means; (c) prepare financial statements, financial information or related certifications to be attributed to Service Provider or its Affiliates for incorporation in any reporting required by the U.S. Securities and Exchange Commission; or (d) provide legal advice to Rover or its Affiliates (it being understood that any analysis or recommendations provided by Service Provider or its Affiliates with respect to legal or regulatory matters shall not be construed as legal advice or create any professional client relationship and Rover shall be responsible for obtaining its own legal advice from internal or external legal counsel). Section 1.11 Operations Protocols. If, from time to time, the Parties reasonably determine any Transition Service, the more general terms of which are set forth on Exhibit A, requires a more detailed operations protocol pursuant to which Service Provider will provide such Transition Service to Rover, the Parties will cooperate in good faith to document the terms of an appropriate operations protocol for such Transition Service, provided that such terms shall be consistent with the terms for such Transition Service as provided on Exhibit A. ARTICLE II FEES AND EXPENSES Section 2.1 Fees for Transition Services. In consideration for receiving the Transition Services, Rover shall pay to Service Provider an amount equal to (a) the Fully Loaded Costs (as defined below) plus (b) a five percent (5%) mark-up on such Fully Loaded Costs (the

7 “Mark-up”); provided, that the Mark-up shall not be charged on the costs and expenses of third- party services, goods (including gas and electricity sales arranged by Service Provider), inventory or equipment (collectively, “Third-Party Expenses”). For purposes hereof, “Fully Loaded Costs” shall mean fully loaded direct and indirect costs and expenses of providing the Transition Services (including employee salaries, wages, pensions, benefits and health insurance, office supplies and expenses, property insurance, injuries and damages, miscellaneous general expenses, administrative, supervisory and support costs, rents, maintenance of structures and equipment, capital expenditures, depreciation and amortization, payroll and other taxes, and compensation for the use of capital). Rover acknowledges that an extension to the Transition Services as provided herein beyond the 24-month anniversary of the Closing may result in incremental costs to Service Provider or its Affiliates related to projects and/or initiatives within Service Provider or its Affiliates, and, accordingly, Rover agrees that all such incremental costs in connection with such projects and/or initiatives, to the extent such costs are a consequence of an extension to a Transition Service, shall be included within “Fully Loaded Costs”. Subject to the terms of this Agreement, Fully Loaded Costs shall be charged to Rover on the same general basis as has been in effect prior to the date hereof, as may be more specifically set forth on Exhibit A with respect to individual Transition Services. In the event that any Transition Services continue beyond the 24-month anniversary of the Closing, the Mark-up shall be increased by an additional ten percent (10%) for the first three (3) months after the 24-month anniversary of the Closing (resulting in an aggregate Mark-up of 15%) and thereafter shall be increased by an additional five percent (5%) for each subsequent three (3) month period. Section 2.2 Invoicing and Payment. (a) Unless otherwise specified in Exhibit A and subject to Section 2.3, Service Provider shall render to Rover within fifteen (15) days of the beginning of each month an invoice that includes estimates of all fees payable to it and all charges and expenses incurred by it for the then-current calendar month of the Transition Period, itemizing all such fees, charges and expenses in reasonable detail. These estimated amounts subsequently will be adjusted by Service Provider to reflect final amounts and included on the subsequent monthly invoice. Rover shall pay, or cause to be paid, any undisputed amounts set forth in each such invoice from Service Provider within fifteen (15) days after receipt by it of each such invoice. Payment to Service Provider of all invoices in respect of the Transition Services shall be made in United States dollars ($). Neither Party shall offset any amounts owing to it by the other Party or under the Share Purchase Agreement against amounts payable hereunder. Service Provider and Rover shall reasonably cooperate to develop a form of monthly report itemizing the fees, costs and expenses to Rover for each calendar month of the Transition Period to be included with the invoices to be delivered under this Section 2.2(a). (b) If there is a dispute between the Parties regarding the amounts shown as billed to Rover on any invoice, Rover shall pay the full amount of such invoice that is not in dispute within the time periods set forth herein for such payment, and Service Provider shall, where applicable and practicable, furnish to Rover such additional supporting documentation to substantiate the amounts billed as Rover shall reasonably request. Upon delivery of such additional documentation, the Parties shall cooperate in good faith and use their commercially reasonable efforts to resolve such dispute. If the Parties are unable to resolve such dispute within twenty (20) Business Days after the delivery of such additional supporting documentation by

8 Service Provider or notice from Service Provider that additional supporting documentation will not be provided, as applicable, with respect to a final amount included on an invoice then the dispute shall be referred for resolution to a firm of independent accountants mutually agreed upon in good faith by the Parties in writing (the “Accounting Referee”). If the parties are unable to agree on an Accounting Referee, the matter shall be referred for resolution to KPMG, which will serve as the Accounting Referee. The Accounting Referee shall be instructed to determine the validity of the disputed amounts within thirty (30) days of the referral of such dispute to the Accounting Referee. The determination of the Accounting Referee shall be binding on the Parties; provided that such determination shall not require Rover to pay more than the amount in dispute (except as provided herein with respect to interest and fees and expenses of the Accounting Referee). The fees and expenses of the Accounting Referee shall be borne by the Parties based on the percentage which the portion of the disputed amount not awarded to each Party bears to the amount actually contested by such Party. (c) For a period of seven (7) years after the Closing, each Party shall keep and maintain books, records, accounts and other documents related to the provision of the Transition Services consistent with historical practices. Such records shall include receipts, invoices, memoranda, vouchers, inventories, timesheets and accounts pertaining to the Transition Services, as well as complete copies of all written contracts, purchase orders, service agreements and other such written arrangements entered into in connection therewith. (d) Notwithstanding the payment by Rover of any charges, Rover shall have the right, by written notice given to Service Provider no later than six (6) months following the delivery of the applicable invoice (including any invoice adjusting the applicable estimated amounts to reflect final amounts), to review and contest the charges. Rover shall have the right to audit Service Provider or any of its Affiliate’s relevant books, records, documents, accounting practices or internal controls; provided that such audit (i) relates solely to the Transition Services and (ii) shall not unreasonably interrupt the business or operations of Service Provider and its Affiliates. Subject to the foregoing limitations, upon written request by Rover, Service Provider shall, or shall cause its Affiliates to, within a reasonable period of time, provide, at the sole cost and expense of Rover, assistance, records and access reasonably requested by Rover in responding to such audit (including documents related to testing methodologies, test results, audit reports of significant findings, and remediation plans with respect to any material deficiencies in Service Provider’s or its Affiliates’ internal controls or procedures), to the extent that such assistance, records or access is within the reasonable control of Service Provider or its Affiliates and relates to the Transition Services provided hereunder by Service Provider. Section 2.3 Taxes. (a) All charges and fees to be paid by Rover under this Agreement are exclusive of any sales Tax, goods and services Tax, value added Tax or any other similar Tax or assessment that is required to be paid in connection with the Transition Services (each a “Sales and Services Tax”, and collectively, “Sales and Services Taxes”). If any Sales and Services Taxes are assessed on the provision of any Transition Services under this Agreement, (i) Service Provider shall deliver to Rover an invoice (or other valid and customary documentation) reflecting such Sales and Services Taxes in accordance with applicable Requirements of Law, (ii) Rover shall pay to Service Provider the amount shown as due on such invoice in accordance with Section 2.2, and

9 (iii) Service Provider shall timely remit to the applicable Governmental Authority any Sales and Services Taxes that are paid by Rover to Service Provider pursuant to clause (ii) hereof or that are otherwise required to be collected and remitted to the applicable Governmental Authority under applicable Law; provided that, for the avoidance of doubt, except to the extent reflected in Fully Loaded Costs charged pursuant to Section 2.1, each of Rover and Service Provider shall be responsible for (A) any real or personal property Taxes on property it owns or leases, (B) franchise, margin, privilege and similar Taxes on its business, (C) the employment Taxes or contributions imposed on it or required from it with respect to its employees and (D) Taxes based on its income, gross receipts or capital. (b) Notwithstanding any other provision in this Agreement to the contrary, Rover and each of its Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from amounts otherwise payable to any person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any U.S. federal, state, local or non-U.S. Tax law (“Withholding Taxes”). To the extent that amounts are so withheld by Rover or any of its Affiliates and remitted to the appropriate Governmental Authority, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the relevant person in respect of which such deduction and withholding was made. Each of the Parties agrees to use reasonable best efforts to mitigate the imposition of any Withholding Taxes. (c) Rover shall be entitled to any refund of any Sales and Services Tax for which it is responsible under this Section 2.3, and if Service Provider or any of its Affiliates receives a refund of such Sales and Services Taxes borne by Rover, Service Provider shall remit, or cause to be remitted, to Rover within ten (10) days, the amount of such refund. (d) Each Party shall, and shall cause its Affiliates to, reasonably cooperate with the other Party (in accordance with Section 1.7) in connection with (i) mitigating the imposition of any Sales and Services Taxes required to be paid or collected, including by the provision of documentation necessary to support Sales and Services Tax exemptions, and (ii) the reporting of, or any audit, assessment, refund, claim or proceeding relating to, any such Sales and Services Taxes, including by the provision of information or data (including any resale certificate, other exemption certificates, and information regarding out-of-state use of materials, services or sale) as reasonably requested from time to time. Each Party shall promptly notify the other Party of any material deficiency claim or similar notice by a Governmental Authority connected to the provision of any Transition Services under this Agreement. (e) Notwithstanding anything to the contrary contained in this Agreement, this Section 2.3 shall survive expiration or termination of this Agreement. Section 2.4 No Right to Suspend Performance; Interest. (a) Neither Party shall suspend the performance of its obligations hereunder notwithstanding any dispute that may be pending between the Parties or their Affiliates, whether under this Agreement or otherwise. If it is mutually agreed by the Parties or otherwise determined pursuant to Section 2.2 that Service Provider has incorrectly invoiced or billed Rover for excess fees or insufficient fees, as applicable, Service Provider shall remit any excess amounts

10 to Rover or Rover shall remit such insufficient amount, in each case, within fifteen (15) days following such determination. (b) Any amounts payable by a Party to the other Party shall accrue interest at a rate of 7.00% per annum as of the date payment was due until the date such payment is made. Neither Party may deduct from or set off against any amounts such Party or any Affiliate of such Party may owe to the other Party or its Affiliates. ARTICLE III TERM AND TERMINATION Section 3.1 Duration of the Transition Services. (a) Each Transition Service described in Exhibit A shall continue until the earlier of (i) the expiration of the applicable service period for such Transition Service set forth in Exhibit A, provided that Rover shall have the right, upon written notice to Service Provider at least one hundred eighty (180) days prior to the date set forth in Exhibit A (provided that, if the date set forth on Exhibit A is less than or equal to one hundred eighty (180) days after the date hereof, then such written notice must be delivered within ten (10) Business Days of the date hereof), to extend such date with respect to any Transition Service as and if reasonably expected to be necessary to complete the successful transition to Pluto, (ii) the termination of this Agreement, and (iii) such time as Rover terminates such Transition Service in accordance with Section 3.1(b). (b) Rover may terminate all or a portion of any Transition Service that is being provided by Service Provider, subject to any limitations on the termination of individual Transition Services described in Exhibit A, upon written notice to Service Provider identifying the Transition Service to be terminated and the effective date of termination, which date shall not be earlier than one hundred eighty (180) days after receipt of such notice unless either (i) Service Provider otherwise agrees or (ii) Rover reimburses Service Provider for Service Provider’s incremental costs in connection with such earlier termination along with payment of all remaining Fully Loaded Costs in accordance with Section 2.1 that Service Provider cannot reasonably eliminate for the period beginning on the effective date of termination until the one hundred eightieth (180th) day after receipt of such notice. Effective upon the termination of such Transition Service, Service Provider shall have no further obligation under this Agreement to provide such Transition Service and the fees associated with such Transition Service shall be equitably reduced to reflect the removal of the terminated Transition Services (if such terminated Transition Services are not reasonably required to be performed by Service Provider to continue to provide other Transition Services that are not terminated in accordance herewith to Rover) with respect to any period commencing on or after the effective date of such termination. Section 3.2 Effectiveness; Term. The effectiveness of this Agreement and the Parties’ rights and obligations hereunder is conditioned upon the occurrence of the Closing under the Share Purchase Agreement. The term of this Agreement (including as it may be extended pursuant to clause (a) below, the “Transition Period”) shall commence upon Closing and end, subject to earlier termination, on the earlier of (a) the 24-month anniversary of the Closing,

11 provided that Rover shall have the right, upon written notice to Service Provider at least one hundred eighty (180) days prior to the 24-month anniversary of the Closing, to extend such date as and if reasonably expected to be necessary to complete the successful transition to Pluto and (b) the cessation by Rover of the purchase of all of the Transition Services under this Agreement. Upon the termination of the Share Purchase Agreement, this Agreement shall immediately and automatically terminate and shall be of no further force and effect, and the Parties shall have no rights or obligations hereunder from and after any such termination. Section 3.3 Termination for Material Breach. Rover may terminate this Agreement or any specific Transition Service upon any material breach of this Agreement by Service Provider that remains uncured for thirty (30) days after written notice thereof. Service Provider may terminate its obligations to provide any Transition Service if Rover fails to pay any sum due and payable to Service Provider with respect to such Transition Services within fifteen (15) days after written notice thereof of such failure to pay a payment when due, unless such amount is being disputed by Rover in good faith in accordance herewith. Section 3.4 Survival. Notwithstanding any termination or expiration of this Agreement (whether terminated by Service Provider or Rover) or any Transition Service, each Party will remain liable to the other Party for the payment of fees and expenses accruing to the other Party for the period prior to such termination or expiration even though such fees may not become due until after termination or expiration. Further, the provisions of Section 2.3 (Taxes), Section 2.4(b) (Interest), Section 4.1 (Confidentiality), Section 4.2 (Disclosure of Confidential Information), Section 4.3 (Ownership of Intellectual Property), Section 4.4 (Non-Solicitation; Offers of Employment), Section 4.5 (Security, Privacy and Data Use), Article V (Limitation of Liability; Indemnification; Disclaimer of Warranty) and Article VI (Miscellaneous) shall survive any termination or expiration of this Agreement or any Transition Service. ARTICLE IV CONFIDENTIALITY AND INTELLECTUAL PROPERTY; ADDITIONAL AGREEMENTS Section 4.1 Confidentiality. All confidential or proprietary information or documentation, regardless of its form, including, for the avoidance of doubt, Personal Information (as defined in the Information Security Addendum appended hereto as Exhibit C) (“Confidential Information”), of either Party or of its past, present or prospective customers or employees which is disclosed to, is acquired by or comes into the possession of, the other Party through operation of this Agreement shall be held in confidence by the other Party (including its Affiliates) and shall be protected against unauthorized disclosure to the same extent and in the same manner as such Party protects its own confidential or proprietary information of like nature. Neither Party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the other Party in any form to, or for the use or benefit of, any person or entity, or duplicate or reproduce the same, without such other Party’s prior written approval. Each Party shall, however, be permitted to disclose relevant aspects of the other Party’s Confidential Information to its officers, agents, employees and authorized representatives and to the officers, agents, employees and authorized representatives of its Affiliates, only to the extent that such disclosure is reasonably necessary to the performance of its duties and obligations under this Agreement; provided, that such Party shall take all reasonable measures to ensure that Confidential Information of the other

12 Party is not disclosed or duplicated in contravention of the provisions of this Agreement by any such officer, agent, employee or authorized representative (it being understood that each Party shall be responsible for any breach of such Party’s obligations caused by the acts or omissions of its Affiliates, officers, agents, employees or authorized representatives). Notwithstanding the foregoing, information of a Party disclosed to the other Party shall not be deemed Confidential Information if such information (a) is at the time of such disclosure in the public domain, or thereafter comes into the public domain from a third party and through no fault of the receiving Party; (b) can be demonstrably shown to have been in the possession of the receiving Party at the time of disclosure by the disclosing Party or to have been independently developed by the receiving Party; or (c) shall have become legally available to the receiving Party from a third party having no obligation of confidentiality with respect thereto, provided that information that would be Confidential Information but not for this sentence is considered Confidential Information pursuant to this Agreement even if it has become public as a result of a Security Breach (as defined in the Information Security Addendum appended hereto as Exhibit C). To the extent practicable, upon request of any disclosing Party, the other Party will, and will cause its Affiliates, agents and authorized representatives to, promptly return to such disclosing Party (or, if requested by the disclosing Party, destroy) all copies of the Confidential Information received from the disclosing Party and will destroy all memoranda, notes and other writings prepared by such Party based on the Confidential Information. No Party shall use Confidential Information for any purpose other than in connection with performing its obligations under this Agreement. The rights and obligations of the Parties hereunder with respect to any Confidential Information disclosed or obtained prior to termination shall survive for a period of three (3) years following any termination or expiration of this Agreement, and, with regard to Personal Information, for as long as such information is Processed (as defined in the Information Security Addendum appended hereto as Exhibit C) by the receiving Party. Section 4.2 Disclosure of Confidential Information. Notwithstanding Section 4.1, either Party may disclose Confidential Information in the following circumstances (or as otherwise provided by the provisions of this Agreement): (a) in response to a court order or formal discovery request, (b) in compliance with the order of any governmental or regulatory authority of competent jurisdiction (including a reasonable request by a Governmental Authority), or (c) as otherwise required by applicable Requirements of Law; provided, in each such case, that the disclosing Party may only disclose such information if (i) it shall first have used commercially reasonable efforts to obtain, and, if practicable, shall have afforded the other Party the opportunity to obtain, an appropriate protective order or other satisfactory assurance of confidential treatment of the information required to be so disclosed, and (ii) if such protective order or other remedy is not obtained, or the other Party waives such person’s compliance with the provisions of this Section 4.2, it will only furnish that portion of the Confidential Information which is legally required to be so disclosed. Section 4.3 Ownership of Intellectual Property. Except as expressly set forth in this Agreement, no provision of this Agreement is intended to, or will, (a) assign or otherwise transfer any title in any goods, equipment or software, or any associated Intellectual Property rights, from any Party to any Party, or (b) assign any contract, or rights under contracts, from any Party to any other Party. Notwithstanding any materials, deliverables or other products that may be created or developed by Service Provider or its Affiliates during the Transition Period, no title, right or interest in such related Intellectual Property shall be obtained by Rover, unless Service

13 Provider specifically agrees otherwise in response to a request from Rover. All rights not expressly granted in this Agreement by a Party are expressly reserved to such Party and its licensors and information, content and software providers. Notwithstanding the foregoing, solely to the extent required for the provision or receipt of the Transition Services (as applicable) in accordance with this Agreement, each Party (the “Licensor”), for itself and on behalf of its Affiliates, hereby grants to the other party (the “Licensee”) (and the Licensee’s Affiliates) a non-exclusive, non-transferable (other than in accordance with Section 6.4), royalty-free, worldwide license to use the Intellectual Property rights (and any and all improvements, modifications, enhancements or derivative works thereof) of the Licensor only to the extent and for the duration necessary for the Licensee to provide or receive (as applicable) the applicable Transition Services under this Agreement. Upon the expiration or termination of a Transition Service in accordance with this Agreement, the license to the relevant Intellectual Property rights shall automatically and immediately terminate, and all licenses granted hereunder shall automatically and immediately terminate upon the expiration or earlier termination of this Agreement in accordance with the terms hereof. Section 4.4 Non-Solicitation; Offers of Employment. For the duration of the Transition Period and for a period of one year thereafter, neither Rover, nor any of its Affiliates or Representatives shall, directly or indirectly, solicit for employment or hire any employee of Service Provider or its Affiliates or otherwise initiate any offer or promise of employment with any employee of Service Provider or its Affiliates without Service Provider’s prior written consent; provided, that this prohibition does not apply to solicitations or hiring as the result of solicitations made to the public or the industry generally, and Rover is not prohibited from employing any such individual who (a) ceases to be employed by Service Provider or any of its Affiliates or (b) reaches out to Rover on his or her own initiative, in either case without prior solicitation or encouragement to terminate such employment from Rover or its Affiliates or Representatives in violation of this Agreement, provided, further, that during the Transition Period, Pluto, Rover or one of their Affiliates may (but shall not be required to) offer employment to one or more of the TSA Employees as permitted by Section 6.9(a)(vi) of the Share Purchase Agreement. Section 4.5 Security, Privacy and Data Use. If either Party (the “Accessing Party”) or any of its Affiliates gains access to the other Party’s, or any of its Affiliates’ computer, electronic or data storage systems in connection with the provision or receipt of the Transition Services, the Accessing Party shall use such access solely for the purpose of providing or receiving the Transition Services, as applicable. The Accessing Party shall use commercially reasonable efforts to (a) limit such access to the Accessing Party’s employees who reasonably require such access in connection with the Transition Services being provided or received, as applicable, and (b) follow the other Party’s security, privacy and data use rules and procedures regarding the use of such Party’s computer, electronic or data storage systems of which Accessing Party has been informed and is given reasonable advance notice (including, for the avoidance of doubt, the Information Security Addendum appended hereto as Exhibit C). Any employees, contractors or other representatives of the Accessing Party or any of its Affiliates gaining access hereunder shall as a condition precedent to gaining such access or use be directed to comply with the procedures that the other Party requires for third party access pursuant to such Party’s security, privacy and data use rules and procedures of which the Accessing Party has been informed and is given reasonable advance notice. All user names and passwords disclosed to, or discovered by, the Accessing Party and any information of the other Party or its Affiliates obtained by the Accessing Party or its Affiliates as a result of the Accessing Party’s access to the other Party’s computer,

14 electronic or data storage systems (other than the Accessing Party’s Confidential Information) shall be deemed to be, and shall be treated as, the other Party’s Confidential Information. The Information Security Addendum shall also apply to Service Provider’s Processing of Personal Information regardless of whether such Processing involves access to Rover’s systems. Section 4.6 Newquay Guarantee. Newquay shall cause Service Provider to comply with all Service Provider’s agreements, covenants and obligations under this Agreement and hereby unconditionally and irrevocably guarantees to Rover the full and complete performance of all of Service Provider’s agreements, covenants and obligations under this Agreement on a timely basis, including the due and punctual payment by Service Provider of Service Provider’s payment obligations and liabilities under this Agreement (the “Guaranteed Obligations”). The foregoing sentence is an absolute, unconditional and continuing guarantee of the full and punctual discharge and performance of the Guaranteed Obligations. If Service Provider defaults in the discharge and performance of all or any portion of its payment obligations under this Agreement, the obligations of Newquay hereunder shall become immediately due and payable. Newquay hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Service Provider, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 4.6 or elsewhere in this Agreement. ARTICLE V LIMITATION OF LIABILITY; INDEMNIFICATION; DISCLAIMER OF WARRANTY Section 5.1 LIMITATION OF LIABILITY. EXCEPT IN THE CASE OF ACTUAL FRAUD OR WILLFUL MISCONDUCT, OR AMOUNTS DUE AND PAYABLE PURSUANT TO SECTION 5.2, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, INCIDENTAL INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY SUCH DAMAGES FOR LOST REVENUE, INCOME OR PROFITS, DIMINUTION IN VALUE OF THE BUSINESS OR ASSETS OF THE OTHER PARTY OR ANY OF ITS AFFILIATES, ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER OR THE PERFORMANCE OF OR FAILURE TO PERFORM SUCH PARTY’S OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, AND REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. EXCEPT IN THE CASE OF (A) SERVICE PROVIDER’S OR ITS AFFILIATES’ WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR ACTUAL FRAUD, (B) WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR ACTUAL FRAUD IN THE PERFORMANCE OF A SPECIFIED SUBCONTRACTOR ACT BY THE APPLICABLE SUBCONTRACTOR OR (C ) INDEMNIFICATION CLAIMS UNDER SECTION 5.2, THE AGGREGATE DAMAGES FOR ANY CAUSE WHATSOEVER FOR WHICH SERVICE PROVIDER SHALL BE LIABLE UNDER THIS AGREEMENT SHALL NOT EXCEED THE TOTAL OF ALL FEES RECEIVED BY SERVICE PROVIDER UNDER THIS AGREEMENT (EXCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY THIRD-PARTY EXPENSES) IN THE TEN (10) MONTH

15 PERIOD IMMEDIATELY PRECEDING THE DATE OF THE APPLICABLE EVENT OR ACTION GIVING RISE TO SUCH DAMAGES. Section 5.2 Indemnification. (a) Rover shall indemnify Service Provider and each of its Affiliates from, and defend and hold Service Provider and each of its Affiliates harmless from and against, any and all damages, losses, liabilities, costs and expenses (including reasonable fees and expenses of counsel) (collectively referred to as “Damages”) paid to third parties in connection with any claims arising from or relating to this Agreement or the Transition Services, except to the extent that such Damages are the direct result of Service Provider’s or its Affiliates’ (i) gross negligence or willful misconduct or (ii) breach of Section 4.1 or Section 4.2 of this Agreement. (b) Service Provider shall indemnify Rover and each of its Affiliates from, and defend and hold Rover and each of its Affiliates harmless from and against, any and all Damages paid to third parties in connection with any claims arising from or relating to this Agreement or the Transition Services to the extent that such Damages are the direct result of Service Provider’s or its Affiliates’ (i) gross negligence or willful misconduct or (ii) breach of Section 4.1 or Section 4.2 of this Agreement. Section 5.3 Indemnification Procedures. The provisions of Section 10.4 of the Share Purchase Agreement shall govern the procedures for indemnification under this Article V; provided that each reference in Section 10.4 of the Share Purchase Agreement to Article X of the Share Purchase Agreement shall be deemed a reference to this Article V. Section 5.4 Claims. Should either Party or its Affiliates be named as defendant in any third-party claim or cause of action arising out of or relating to the Transition Services, the Parties will reasonably cooperate with each other in the joint defense of their common interests to the extent permitted by law. Section 5.5 LIMITED WARRANTY; DISCLAIMER OF WARRANTIES. (a) EXCEPT AS OTHERWISE PROVIDED HEREIN, THE TRANSITION SERVICES ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY OF NON-INFRINGEMENT. (b) SERVICE PROVIDER IS ACTING AS ROVER’S PURCHASING AGENT OR OTHERWISE AS A RESELLER WITH RESPECT TO ALL THIRD PARTY SERVICES, GOODS, INVENTORY AND EQUIPMENT PROVIDED HEREUNDER BY THIRD PARTIES OTHER THAN SERVICE PROVIDER’S AFFILIATES, AND, AS SUCH, DOES NOT PROVIDE ANY WARRANTY FOR SUCH THIRD PARTY SERVICES, GOODS, INVENTORY OR EQUIPMENT PROVIDED TO ROVER HEREUNDER. ALL SUCH THIRD PARTY SERVICES, GOODS, INVENTORY AND EQUIPMENT ARE PROVIDED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY OF NON-

16 INFRINGEMENT. ROVER’S SOLE REMEDY IN CONNECTION WITH ANY DEFECTS IN OR FAILURES OF SUCH THIRD PARTY SERVICES, GOODS, INVENTORY OR EQUIPMENT (WHETHER A CLAIM FOR SUCH DEFECT ARISES UNDER CONTRACT, TORT, STRICT LIABILITY, STATUTE, OR ANY OTHER LEGAL OR EQUITABLE THEORY OR PRINCIPLE INCLUDING NEGLIGENCE) SHALL BE TO SEEK RECOURSE EXCLUSIVELY FROM THE COUNTERPARTIES TO THE THIRD PARTY CONTRACTS, UNLESS THE DEFECT WAS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SERVICE PROVIDER OR ITS AFFILIATES. ROVER SHALL PASS THESE TERMS TO SUBSEQUENT BUYERS AND USERS OF GOODS, INVENTORY AND EQUIPMENT. ARTICLE VI MISCELLANEOUS Section 6.1 Force Majeure. No Party shall be liable or deemed to be in breach of or default under this Agreement or any provisions thereof to the extent resulting from any delay or failure in performance under this Agreement resulting from acts of God, civil or military authority, acts of a public enemy, war, terrorism, fires and explosions (other than to the extent resulting from the gross negligence or willful misconduct of a Party), earthquakes, floods, the elements, pandemics (including the COVID-19 virus or any COVID-19 Measures), labor disputes, strikes, lockouts, disruption of supplies or transportation, delays by unaffiliated suppliers or carriers (to the extent delayed by a force majeure event with respect to such supplier or carrier), and acts, omissions or delays in acting by any Government Entity, impossibility due to operation of Requirements of Law (including without limitation by decree of a court of competent jurisdiction) or any cause beyond the Party’s reasonable control (each, a “Force Majeure Event”); provided that (a) the foregoing may not be raised as a defense or excuse for the failure of Rover to pay any amount due and payable to Service Provider pursuant to this Agreement and (b) in connection with the delay, reduction or failure in, or suspension or resumption of, performance of the Transition Services, Service Provider shall treat Rover on a non-discriminatory basis as compared to Service Provider’s utility Affiliates. Upon the occurrence of a Force Majeure Event, the affected Party shall promptly give written notice to the other Party of the Force Majeure Event upon which it intends to rely to excuse its performance, and of the expected duration of such Force Majeure Event. The duties and obligations of such Party hereunder shall be tolled for the duration of the Force Majeure Event, but only to the extent that the Force Majeure Event prevents such Party from performing its duties and obligations hereunder. During the duration of a Force Majeure Event, the affected Party shall use commercially reasonable efforts to avoid, mitigate, remedy or remove such Force Majeure Event as promptly as practicable and resume its performance under this Agreement with the least practicable delay. Section 6.2 Incorporation by Reference. Sections 11.1, 11.2, 11.8 and 11.11 of the Share Purchase Agreement are hereby incorporated by reference in this Agreement in all respects as though fully set forth herein. In the event of a conflict between any provision contained herein and Sections 11.1, 11.2, 11.8 and 11.11 of the Share Purchase Agreement, the provision of the Share Purchase Agreement shall supersede and replace such conflicting provision of this Agreement.

17 Section 6.3 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, in the case of delivery in person or by overnight courier, shall be deemed to have been duly given upon receipt) by delivery in person or overnight courier to the respective Parties at the following addresses, delivery by electronic mail transmission to the respective Parties at the following email addresses, or at such other address or email address for a Party as shall be specified in a notice given in accordance with this Section 6.3; provided, however, that delivery by electronic mail transmission shall be deemed to have been duly given upon receipt only if promptly confirmed by reply electronic mail transmission or telephone: If to Rover: The Narragansett Electric Company c/o PPL Services Corporation Two North Ninth Street Allentown, PA 18101 Attn: Wendy E. Stark Email: wstark@pplweb.com If to Service Provider: National Grid USA Service Company, Inc. 40 Sylvan Road Waltham, MA 02451-1120 Attn: Duncan Willey Email: Duncan.willey2@nationalgrid.com With a copy to: National Grid USA Service Company, Inc. 300 Erie Blvd W Syracuse, NY 13202 Attn: Keri Sweet Email: keri.sweet-zavaglia@nationalgrid.com Section 6.4 Successors and Assigns; No Third-Party Beneficiaries. Subject to the terms of this Section 6.4, this Agreement and all its provisions shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Nothing in this Agreement, whether expressed or implied, will confer on any Person, other than the Parties or their respective permitted successors and assigns, any rights, remedies or liabilities; provided that the provisions of Article V will inure to the benefit of the Affiliates of the indemnified Party. No Party

18 may assign its rights or obligations under this Agreement without the prior written consent of the other Party and any purported assignment without such consent shall be void. Section 6.5 Independent Contractors; No Relationship. The Parties to this Agreement are independent contractors. Neither Party hereto is an agent or representative of the other Party. Nothing in this Agreement shall be deemed to create a partnership, joint venture or other relationship between or among any of the Parties (other than a vendor-customer relationship), including their Affiliates, employees, officers, directors or agents. In no event shall either Party’s personnel be deemed to be employees of the other Party. Section 6.6 Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Requirements of Law of the State of Delaware, without regard to any choice or conflict of law principles or rules (whether of the State of Delaware or any other jurisdiction) that would mandate or permit the application of the Requirements of Law of any jurisdiction other than the State of Delaware. Section 6.7 Dispute Resolution; Jurisdiction; Venue; Specific Performance; Waiver of Trial by Jury. (a) In the event a disagreement should arise with respect to this Agreement or any Transition Services, subject to the terms hereof, the sub-coordinators with respect to the applicable subject matter shall refer such disagreement to the Coordinators. In the event that the Coordinators are unable to resolve such disagreement within fifteen (15) days from the date of such referral (or such lesser or longer period as the Coordinators may mutually agree in their reasonable discretion is a useful period for their discussions), the Coordinators shall escalate such disagreement (i) to the Executive Vice President and Chief Operating Officer of Pluto and the Chief Transformation Officer of Newquay, who shall discuss and attempt in good faith to resolve such disagreement and, if the disagreement is not resolved, then (ii) to the Chief Executive Officers of Rover and Newquay, respectively, who shall do the same. Should the Parties fail to reach agreement with respect to any such disagreements within fifteen (15) days of the escalation referred to in clause (ii) (or such lesser or longer period as they may mutually agree in their reasonable discretion is a useful period for their discussions), then it is the intent of the Parties that the resolution for such disagreement or issue will be determined by the formal process for resolution set forth in Section 6.7(b). In the event of such a disagreement, the Parties agree to exhaust the foregoing process set forth in this Section 6.7(a) before pursuing any relief under the other terms of the Agreement except in the event that a Party reasonably determines that completing the process set forth herein would unalterably prejudice such Party, in which case, such Party shall not be required to exhaust the process set forth herein before pursuing any relief under the other terms of the Agreement. (b) Each Party agrees that all claims arising out of or in connection with this Agreement shall be brought in the United States District Court for the District of Delaware or, if under applicable Requirement of Law exclusive jurisdiction is vested in state courts, in the Chancery Courts of the State of Delaware located in Wilmington, Delaware. In connection with any action or proceeding in any such court, each Party (i) consents to the service of process or

19 other papers in connection with such action or proceeding in the manner provided in Section 6.3 or in such other manner as permitted by Requirements of Law, (ii) submits with regard to any such action or proceeding, generally and unconditionally, to the personal jurisdiction of any such court, and (iii) irrevocably waives, to the fullest extent permitted by Requirements of Law, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement in such court, any claim that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court pursuant to this Section 6.7. (c) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties acknowledge and agree that, to prevent breaches or threatened breaches by the Parties of any of their respective covenants or obligations set forth in this Agreement and to enforce specifically the terms and provisions of this Agreement, the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in law or in equity. In connection with any request for specific performance or equitable relief by any Party, each of the other Parties waives any requirement for the security or posting of any bond in connection with such remedy. (d) EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, OR ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.7. Section 6.8 Entire Agreement. This Agreement, including Exhibit A and Exhibit B, together with the Share Purchase Agreement and all annexes and exhibits hereto and thereto, embody the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements with respect thereto. Section 6.9 Consents; Waivers; Amendment. All waivers and consents given hereunder shall be in writing. No waiver by any Party of any breach or anticipated breach of any provision hereof by any other Party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance by any other Party with any representations, warranties, covenants or agreements contained in this Agreement. The failure of any Party to assert any rights under this Agreement

20 or otherwise shall not constitute a waiver of such rights. Any amendment to this Agreement shall be in writing and signed by both Parties.

[Transition Services Agreement Signature Page] IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be duly executed as of the date first written above. THE NARRAGANSETT ELECTRIC COMPANY By: /s/ David J. Bonenberger David J. Bonenberger President

[Transition Services Agreement Signature Page] NATIONAL GRID USA SERVICE COMPANY, INC. By: /s/ Daniel Davies Daniel Davies Senior Vice President NATIONAL GRID USA (solely with respect to Section 4.6) By: /s/ Daniel Davies Daniel Davies Senior Vice President